UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2016

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

814-00188	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Medallion Financial Corp. (the “Company”) entered into an amendment, dated August 11, 2016, by and among the Company, Medallion Funding LLC, Medallion Fine Art, Inc. and Sterling National Bank (the “Amendment”) to its Amended and Restated Loan and Security Agreement, dated March 28, 2011. Under the terms of the Amendment, (i) the maturity date of the facility was extended to June 30, 2018, (ii) the commitment amount of the facility was decreased from $22.135 million to $19.25 million, which is the current amount outstanding and (iii) other technical changes were implemented.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Ninth Amendment to Amended and Restated Loan and Security Agreement, dated August 11, 2016, by and among Medallion Financial Corp., Medallion Funding LLC, Medallion Fine Art, Inc. and Sterling National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Larry D. Hall
Title: Chief Financial Officer

Date: August 15, 2016

Exhibit Index

Exhibit No.	Description

10.1	Ninth Amendment to Amended and Restated Loan and Security Agreement, dated August 11, 2016, by and among Medallion Financial Corp., Medallion Funding LLC, Medallion Fine Art, Inc. and Sterling National Bank.

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